The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-226372
Subject to Completion, dated July 20, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 7, 2018)
$40,000,000 Shares
CytoSorbents Corporation
Common Stock
CytoSorbents Corporation is offering $40,000,000 of shares of its common stock, $0.001 par value per share (“Common Stock”).
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CTSO.” On July 17, 2020, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $11.32 per share.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should consider before deciding to purchase our Common Stock.
	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)
We refer you to “Underwriting” for additional information regarding total underwriter compensation.

The underwriters also have the option to purchase up to an additional $      of shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about July   , 2020
Joint Book-Running Managers
Cowen	SVB Leerink
The date of this prospectus supplement is      , 2020

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the offering of shares of our Common Stock. Before buying any shares of Common Stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the Common Stock offered hereby.
We have not, and the underwriters have not, authorized anyone to provide you with information that is different from, or in addition to, that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 7, 2018, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We are not making offers to sell or solicitations to buy our Common Stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of a security.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” collectively refer to CytoSorbents Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our strategy, future operations, clinical trials, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “would” and similar expressions, and the negatives thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. Accordingly, you are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions, including those referenced in the sections entitled “Risk Factors” included in this prospectus supplement and the accompanying prospectus, as well as in our most recent Annual Report on Form 10-K, as supplemented or amended, which are incorporated herein by reference. These risks and uncertainties include, among other matters: (i) our history of losses and expectation that we will continue to incur substantial future losses; (ii) our additional capital needs; (iii) the lack of assurance that we will be successful in developing and expanding commercial operations or balancing our research and development activities with our commercialization activities; (iv) our ability to receive adequate reimbursement from third-party payors; (v) our dependence on key personnel; (vi) acceptance of our medical devices in the marketplace; (vii) our ability to obtain and maintain patent protection; (viii) potential litigation; (ix) our ability to obtain and maintain regulatory approval; (x) our ability to successfully complete clinical studies; (xi) our exposure to product liability risk; and (xii) our exposure to political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues.
You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. In addition, any forward-looking statement represents our estimates only as of the date that such statement was made, and should not be relied upon as representing our estimates as of any subsequent date.
We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
MARKET DATA
This prospectus supplement and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain products, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management's understanding of industry conditions.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” beginning on page S-9 and in the documents incorporated by reference into this prospectus.
Our Business
We are a leader in critical care immunotherapy, investigating and commercializing our CytoSorb blood purification technology to reduce deadly uncontrolled inflammation in hospitalized patients around the world, with the goal of preventing or treating multiple organ failure in life-threatening illnesses and cardiac surgery. Organ failure is the cause of nearly half of all deaths in the intensive care unit (“ICU”), with little to improve clinical outcome. CytoSorb, our flagship product, is approved in the European Union (“EU”) as a safe and effective extracorporeal cytokine filter and is designed to reduce the “cytokine storm” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the mortality is extremely high, yet no effective treatments exist. In May 2018, we received a label expansion for CytoSorb covering use of the device for the removal of bilirubin and myoglobin in the treatment of liver disease and trauma, respectively. In January 2020, we received a further label expansion for CytoSorb covering the use of the device for the removal of the anti-platelet agent, ticagrelor, in patients undergoing surgery requiring cardiopulmonary bypass. We believe the current addressable market in the United States for ticagrelor removal in cardiac surgery is approximately $250 million, assuming FDA approval for CytoSorb in this application and a price per CytoSorb device of  $5,000. In the event that CytoSorb also obtains FDA approval to remove novel oral anticoagulants (“NOACs”) such as rivaroxaban and apixiban, we believe the total addressable market in the United States for ticagrelor and NOAC removal during cardiac surgery could potentially increase to approximately $500 million. In the event that CytoSorb obtains FDA approval to be used prophylactically to remove ticagrelor and NOACs in all patients undergoing surgery, we believe it would potentially expand the total addressable market in the United States to approximately $1.5 billion.
CytoSorb is used during and after cardiac surgery to remove inflammatory mediators, such as cytokines, activated compliment and free hemoglobin that can lead to post-operative complications, such as acute kidney injury, lung injury, shock, and stroke. We believe CytoSorb has the potential to be used in many other inflammatory conditions, including the treatment of autoimmune disease flares, cytokine release syndrome in cancer immunotherapy, and other applications in cancer, such as cancer cachexia. CytoSorb has been used globally in more than 98,000 human treatments to date in critical illnesses and in cardiac surgery. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. We expect that the Emergency Use Authorization for CytoSorb will remain effective through to spring 2021. CytoSorb has been used globally in more than 1,000 human treatments to date in COVID-19 patients. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.
Our purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. The technology is protected by 21 issued U.S. patents and multiple international patents, with applications pending both in the U.S. and internationally. We have numerous product candidates under development based upon this unique blood purification technology, including HemoDefend, ContrastSorb, DrugSorb, and others.

In March 2011, CytoSorb was “CE Marked” in the EU as an extracorporeal cytokine filter indicated for use in clinical situations where cytokines are elevated, allowing for commercial marketing. The CE Mark demonstrates that a conformity assessment has been carried out and the product complies with the Medical Devices Directive. The goal of CytoSorb is to prevent or treat organ failure by reducing cytokine storm and the potentially deadly systemic inflammatory response syndrome (“SIRS”) in diseases such as sepsis, trauma, burn injury, acute respiratory distress syndrome, pancreatitis, liver failure, and many others. Organ failure is the leading cause of death in the ICU, and remains a major unmet medical need, with little more than supportive care therapy (e.g., mechanical ventilation, dialysis, vasopressors, fluid support, etc.) as treatment options. By potentially preventing or treating organ failure, CytoSorb may improve clinical outcome, including survival, while reducing the need for costly ICU treatment, thereby potentially saving significant healthcare costs.
The market focus for CytoSorb is the prevention or treatment of organ failure in life-threatening conditions, including commonly seen illnesses in the ICU such as infection and sepsis, trauma, burn injury, acute respiratory distress syndrome (“ARDS”), and others. Severe sepsis and septic shock, a potentially life-threatening systemic inflammatory response to a serious infection, accounts for approximately 10% to 20% of all ICU admissions, and is responsible for an estimated one in every five deaths worldwide. Sepsis is one of the largest target markets for CytoSorb. Sepsis is a major unmet medical need with no approved products in the U.S. or Europe to treat it. As with other critical care illnesses, multiple organ failure is the primary cause of death in sepsis. When used with standard of care therapy, that includes antibiotics, the goal of CytoSorb in sepsis is to reduce excessive levels of cytokines and other inflammatory toxins, to help reduce the SIRS response and either prevent or treat organ failure.
In addition to the sepsis indication, we intend to conduct or support additional clinical studies in sepsis, cardiac surgery, and other critical care diseases where CytoSorb could be used, such as ARDS, trauma, severe burn injury, acute pancreatitis, and in other acute conditions that may benefit by the reduction of cytokines in the bloodstream. Some examples include the prevention of post-operative complications of cardiac surgery (cardiopulmonary bypass surgery) and damage to organs donated for transplant prior to organ harvest. We intend to generate additional clinical data to expand the scope of clinical experience for marketing purposes, to increase the number of treated patients, and to support potential future publications and regulatory submissions.
Our proprietary hemocompatible porous polymer bead technology forms the basis of a broad technology portfolio. Some of our products include:
•
CytoSorb — an extracorporeal hemoperfusion cartridge approved in the EU for cytokine removal, with the goal of reducing SIRS and sepsis and preventing or treating organ failure.

•
CytoSorb XL — an intended next generation successor to CytoSorb currently in advanced pre-clinical testing designed to reduce a broad range of cytokines and inflammatory mediators, including lipopolysaccharide endotoxin, from blood.

•
VetResQ — a broad spectrum blood purification adsorber designed to help treat deadly inflammation and toxic injury in animals with critical illnesses such as septic shock, toxic shock syndrome, severe systemic inflammation, toxin-mediated diseases, pancreatitis, trauma, liver failure, and drug intoxication. VetResQ is being commercialized in the United States.

•
HemoDefend — a development-stage blood purification technology designed to remove non-infectious contaminants in blood transfusion products, with the goal of reducing transfusion reactions and improving the quality and safety of blood. With the support of NHLBI, we plan to initiate a U.S. pivotal trial designed to support U.S. FDA approval, expected to begin by the end of 2020.

•
K+ontrol — a development-stage blood purification technology designed to reduce excessive levels of potassium in the blood that can be fatal in severe hyperkalemia.

•
ContrastSorb — a development-stage extracorporeal hemoperfusion cartridge designed to remove IV contrast from the blood of high risk patients undergoing CT imaging with contrast, or interventional radiology procedures such as cardiac catheterization. The goal of ContrastSorb is to prevent contrast-induced nephropathy.

•
DrugSorb — a development-stage extracorporeal hemoperfusion cartridge designed to remove toxic chemicals from the blood (e.g., drug overdose, high dose regional chemotherapy).

•
BetaSorb — a development-stage extracorporeal hemoperfusion cartridge designed to remove mid-molecular weight toxins, such as b2-microglobulin, that standard high-flux dialysis cannot remove effectively. The goal of BetaSorb is to improve the efficacy of dialysis or hemofiltration.

Recent Developments
COVID-19 Update
We continue to monitor the COVID-19 pandemic and its impact on our business operations. Second quarter 2020 product revenues were positively but moderately impacted by the use of CytoSorb to treat critically-ill COVID-19 patients in the ICU. As of the date of this prospectus supplement, we estimate that CytoSorb has now been used in more than 98,000 cumulative treatments and approximately 1,000 COVID-19 patients worldwide. In India our partner, Biocon, recently announced that CytoSorb has now received approval from the Drugs Controller General of India to treat COVID-19 patients in certain instances. Additionally, the COVID-19 pandemic has impacted, and may continue to impact, our clinical trials, including but not limited to, the anticipated completion date of these trials and the pace of enrollment in our clinical trials. In particular, due to delays resulting from impacts of the COVID-19 pandemic, analysis of the study data and issuance of the study report for the 250 patient, multi-center randomized, controlled study (“REMOVE”) using CytoSorb during valve replacement open heart surgery in patients with infective endocarditis is now anticipated to be completed in the second half of 2020 (rather than by mid-2020 that we initially anticipated), with top line data potentially this quarter, and there may be further delays in patient enrollment in the REFRESH 2, TISORB, and CYTATION clinical trials. We expect to resume our REFRESH 2 clinical trial in the third quarter of 2020 at a number of centers, pending the recommendation of the Data and Safety Monitoring Board and COVID-19 activity. As of the date of this offering, our manufacturing facilities remain operational and we have resumed certain research and development activities that were temporarily suspended as a result of the COVID-19 pandemic. The Company has implemented additional measures to protect the health of all of our employees during the pandemic.
In April 2020, we submitted a white paper proposal to seek BARDA (“Biomedical Advanced Research and Development Agency”) funding under a Broad Agency Announcement (“BAA”) for a U.S. multi-center randomized controlled trial to treat critically-ill COVID-19 patients with respiratory failure on extracorporeal membrane oxygenation with CytoSorb blood purification. This followed a BARDA Coronawatch meeting where CytoSorb was deemed "Highly Relevant" in treating COVID-19. However, based upon an amendment to the BAA released on June 3, 2020, the areas of funding focus for the BAA were narrowed primarily to vaccines, COVID-19 therapeutics, and diagnostics, while suspending many other treatment areas, including the area of interest topic that we submitted under, “Immunomodulators or therapeutics targeting lung repair.” On July 17, 2020, BARDA notified us that it will not fund our study.
At this time, the full impact of COVID-19 remains unknown and is rapidly evolving. Our past results may not be indicative of our future performance. For example, to the extent the pandemic continues to disrupt global economic activity, we will not necessarily be immune from potential adverse impacts to our business, operations and financial results. Separately, the spread of the COVID-19 pandemic around the globe may increase demand for CytoSorb for the treatment of associated cytokine storm.

Ultimately, the extent to which the COVID-19 crisis impacts our results will depend on future developments, which are highly uncertain and cannot be predicted at this time, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain the virus or treat its impact, among others.
Second Quarter Financial Update
Our interim financial statements as of and for the quarter ended June 30, 2020 will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering.
Based upon preliminary estimates and information available to us as the date of this prospectus supplement, we estimate that our total revenues for the quarter ended June 30, 2020 will be approximately $9.8 million, compared to $6.2 million for the second quarter of 2019, and our product revenues for the quarter ended June 30, 2020 will be approximately $9.5 million, compared to $5.9 million for the second quarter of 2019. We estimate that our product gross margin for the quarter ended June 30, 2020 will be approximately 70%, compared to 76% for the second quarter of 2019. Product sales in the United States under the Emergency Use Authorization granted by the FDA is estimated to be approximately $667,000 for the three months ended June 30, 2020. For the six months ended June 30, 2020, we estimate total revenue was approximately $18.5 million, as compared to total revenues of  $11.4 million for the six months ended June 30, 2019. Product sales for the six months ending June 30, 2020 is estimated to be $17.7 million, as compared to approximately $10.4 million in for the six months ended June 30, 2019 and product sales for the trailing twelve months ended June 30, 2020 is expected to be approximately $30.0 million.
We estimate that our cash and cash equivalents balance at June 30, 2020 was approximately $35.1 million, compared to $16.3 million for the second quarter of 2019, with cash burn of approximately $2.3 million for the six months ended June 30, 2020. The estimated increase in our cash and cash equivalents balance as of June 30, 2020 compared to March 31, 2020 is primarily due to the sale of approximately 447,021 shares our common stock under our “at-the-market” facility for net proceeds of approximately $4.5 million, and to a lesser extent, the increase in our total revenues resulting, in part, from the use of CytoSorb to treat critically-ill COVID-19 patients in the ICU. We have prepared these estimates on the basis of currently available information; however these estimates are preliminary and subject to completion of financial closing procedures that could result in changes to these amounts; please note that the select financial information presented above do not include all information necessary for an understanding of our results of operations for the quarter ended June 30, 2020 or financial position as of such date. These preliminary estimates have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, WithumSmith+Brown, PC, has not audited or reviewed, and does not express an opinion with respect to, these estimates. Complete financial results for the quarter ended June 30, 2020 will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
Corporate Information
Our executive offices are located at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852, and our telephone number is (732) 329-8885. Our website address is http://www.cytosorbents.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.cytosorbents.com, or at any other website address, as part of, or incorporating it by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
Common Stock offered by us:
          shares of Common Stock
Common Stock to be outstanding after this offering:
          shares of Common Stock (or               shares of Common Stock if the underwriters exercise their option to purchase additional shares in full)
Option to purchase additional
shares
We have granted the underwriters the right to purchase up to an additional          shares of Common Stock. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement.
Use of proceeds:
We estimate that our net proceeds from this offering will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes, including an expansion of the Company’s manufacturing, R&D and administrative offices, to fund clinical studies in the United States and abroad, support our sales and marketing efforts and further develop our products. See “Use of Proceeds” on page S-13.
Risk factors:
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.
Nasdaq Capital Market symbol:
“CTSO”
The number of shares of Common Stock to be outstanding after this offering, as set forth above, is based on 36,130,355 shares of Common Stock outstanding as of March 31, 2020, which amount excludes:
•
5,418,865 aggregate shares of our Common Stock issuable upon the exercise of stock options outstanding under our 2014 Long-Term Incentive Plan (the “LTIP”) and our 2006 Long-Term Incentive Plan (the “2006 LTIP”) as of March 31, 2020, at a weighted-average exercise price of  $6.16 per share, 3,258,410 options of which were exercisable as of such date;

•
230,004 shares of our Common Stock underlying non-vested restricted stock units outstanding under our LTIP, not including restricted stock units that will only vest upon a “Change of Control,” as defined in our LTIP, as of March 31, 2020;

•
7,818,738 shares of our Common Stock reserved for future awards under our LTIP as of March 31, 2020;

•
2,241,950 Change of Control restricted stock units, which would only vest upon a Change of Control to the Company, as defined in our LTIP; and

•
689,388 shares of our Common Stock sold under our at-the-market facility since March 31, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise by the underwriters of their option to purchase additional shares of Common Stock; (ii) no exercise of the outstanding options described above and (iii) no Common Stock has been issued upon the vesting of outstanding restricted stock units described above.

RISK FACTORS
An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented or amended, as well as in any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.
We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.
We currently anticipate that the net proceeds from the sale of our Common Stock will be used for general corporate purposes, including an expansion of the Company’s manufacturing, R&D and administrative offices, to fund clinical studies in the United States and abroad, support our sales and marketing efforts and further develop our products. However, we have not determined the specific allocation of the net proceeds to be used for general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-13 for further information.
You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase in the offering. You may also experience dilution as a result of future issuances of Common Stock or other equity securities.
You will incur immediate and substantial dilution as a result of this offering. The public offering price per share of our Common Stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share. Accordingly, at the public offering price of $      per share, purchasers of Common Stock in this offering will experience immediate dilution of $      per share in as adjusted net tangible book value of the Common Stock. See the section entitled “Dilution” on page S-15 for a more detailed discussion of the dilution you may incur if you purchase Common Stock in this offering.
In addition, in order to raise additional capital, we may in the future offer, issue or sell additional shares of Common Stock or other securities convertible into or exchangeable for shares of our Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share or that have an exercise price or conversion price per share that is equal to or greater than the prices for the Common Stock purchased by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. If we sell shares or other securities in any future transaction at a price per share or that have an exercise price or conversion price per share that is less than the price you pay for shares of Common Stock in this offering, you will experience dilution.
Moreover, if outstanding options are exercised at prices per share that are less than the price you pay in this offering, or shares of Common Stock issue upon the vesting of outstanding restricted stock units, or if we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future at a price per share that is less than the price you pay in this offering and such options, warrants or other securities are exercised, converted or exchanged, you will experience further dilution.
Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.
Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock, which could impair your ability to sell any shares of

Common Stock that you purchase in this offering at prices above the price you pay in this offering and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock. In connection with this offering, we, and our executive officers and directors, have entered into lock-up agreements for a period of 90 days following this offering. These lock-up obligations may be released prior to the expiration of the lock-up period at the sole discretion of the representatives of the underwriters. See “Underwriting” beginning on page S-20 of this prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information. Upon expiration or earlier release of these lock-ups, we and our executive officers and directors, may sell shares into the market, which could adversely affect the market price of shares of our Common Stock.
We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.
We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.
We have a history of losses and expect to incur substantial future losses, and the report of our auditor on our consolidated financial statements expresses substantial doubt about our ability to continue as a going concern.
We have experienced substantial operating losses since inception. As of March 31, 2020, we had an accumulated deficit of approximately $192.2 million, which included net losses of approximately $3.5 million for the quarter ended March 31, 2020 and $19.3 million, $17.2 million and $8.5 million for the years ended December 31, 2019, 2018 and 2017, respectively. Due in part to these losses, our audited consolidated financial statements have been prepared assuming we will continue as a going concern, and the auditors’ report on those financial statements express substantial doubt about our ability to continue as a going concern. Our losses have resulted principally from costs incurred in the research and development of our polymer technology, clinical studies and general and administrative expenses. We intend to conduct significant additional research, development, and clinical study activities which, together with expenses incurred for the establishment of manufacturing arrangements and a marketing and distribution presence and other general and administrative expenses, are expected to result in continuing net losses for the foreseeable future. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to achieve profitability will depend, among other things, on continued adoption and usage of our products in the market, obtaining additional regulatory approvals in markets not covered by the CE mark, establishing sales and marketing arrangements with third parties, satisfactory reimbursement in key territories, and raising sufficient funds to finance our activities. No assurance can be given that our product development efforts will be successful, that our current CE Mark will enable us to achieve profitability, that additional regulatory approvals in other countries will be obtained, that any of our products will be manufactured at a competitive cost and will be of acceptable quality, that reimbursement will be available or satisfactory, that we will be able to achieve profitability or that profitability, if achieved, can be sustained, or our ability to raise additional capital when needed or on terms acceptable to us. Our failure with respect to any or all of these matters would have a material adverse effect on our business, operating results, financial condition and prospects.
We may require additional capital in the future to fund our operations.
As of March 31, 2020, we had current assets of approximately $37.5 million, including cash on hand of approximately $26.4 million and current liabilities of approximately $11.5 million. While our cash on hand grew by approximately $14.2 million during the first quarter of 2020, for the year ended December 31, 2019, our cash burn was approximately $10.1 million. Our cash growth during the quarter ended March 31, 2020 and our historical cash burn is not necessarily indicative of our future use of cash and cash equivalents.

Even if we can sell all of the Common Stock that we offer in this offering, we may require additional financing in the future in order to complete additional clinical studies and to support the commercialization of our proposed products. There can be no assurance that we will be successful in our capital raising efforts. The amount of long-term capital needed is expected to depend on many factors, including:
•
the effect of the COVID-19 pandemic on our business, clinical trials and operations;

•
rate of sales growth and adoption of our products in the marketplace;

•
product gross margin;

•
continued progress and cost of our research and development programs;

•
progress and costs associated with pre-clinical studies and clinical studies;

•
the time and costs involved in obtaining regulatory clearance in countries outside of the U.S. and/or for other indications;

•
costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

•
costs of developing sales, marketing and distribution channels;

•
market acceptance and reimbursement of our products; and

•
cost for training physicians and other health care personnel.

Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.
In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.
The COVID-19 pandemic has affected and is likely to continue to affect our business and operations in a material manner.
The outbreak of COVID-19 originated in Wuhan, China in December 2019 and has since spread around the globe. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies has affected and is likely to continue to affect our operations and those of third parties on which we rely, including by causing disruptions in our raw material supply, the manufacturing of our lead product, CytoSorb, the commercialization of CytoSorb and the conduct of current and future clinical trials. In addition, the COVID-19 pandemic has affected and is likely to continue to affect the operations of the U.S. Food and Drug Administration and other health authorities, which could result in delays of reviews and approvals, including with respect to CytoSorb and our product candidates. The evolving COVID-19 pandemic has impacted and is likely to continue to directly or indirectly impact our clinical trials, including but not limited to, the anticipated completion date of these trials and the pace of enrollment in our clinical trials for at least the next several months and possibly longer as patients may avoid or may not be able to travel to healthcare facilities and physicians’ offices unless due to a health emergency and clinical trial staff can no longer get to the clinic. Such facilities and offices have and may continue to be required to focus limited resources on non-clinical trial matters, including treatment of COVID-19 patients, and may not be available, in whole or in part, for clinical trial services. In particular, due to delays resulting from impacts of the COVID-19 pandemic, analysis of the study data and issuance of the study report for the 250 patient, multi-center randomized, controlled study (“REMOVE”) using CytoSorb during valve replacement open heart surgery in patients with infective endocarditis is now anticipated to be completed in the second half of 2020 (rather than by mid-2020 that we initially anticipated), with top-line data potentially this quarter, and there may be further delays in patient enrollment in the

REFRESH 2, TISORB, and CYTATION clinical trials. In addition, employee disruptions and remote working environments related to the COVID-19 pandemic and the federal, state and local responses to such virus, could materially impact the efficiency and pace with which we work and develop our product candidates and the manufacturing of CytoSorb. As of the date of this offering, our manufacturing facilities remain operational and we have resumed certain research and development activities that were temporarily suspended as a result of the COVID-19 pandemic. Further, while the potential economic impact brought on by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Additionally, the stock market has been unusually volatile during the COVID-19 outbreak and such volatility may continue. To date, during certain periods of the COVID-19 pandemic, our stock price fluctuated significantly, and such fluctuation will likely continue to occur. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

USE OF PROCEEDS
We expect to receive net proceeds of  $      million from this offering, or $      million if the underwriters exercise their option to purchase additional shares of our Common Stock in full, in each case after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.
We currently estimate that we will use the net proceeds from this offering for general corporate purposes, including an expansion of the Company’s manufacturing, R&D and administrative offices, to fund clinical studies in the United States and abroad, support our sales and marketing efforts and further develop our products.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock and our current debt agreements preclude us from paying dividends. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION
If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of March 31, 2020 was approximately $17.7 million, or approximately $0.49 per share of Common Stock based upon 36,130,355 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2020.
After giving effect to the sale of       shares of our Common Stock offered hereby at an offering price of  $      per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $      million, or $      per share of Common Stock. This represents an immediate increase in net tangible book value of  $      per share to our existing stockholders and an immediate dilution in net tangible book value of  $      per share to new investors in this offering. The following table illustrates this calculation on a per share basis.
Public offering price per share		$
Net tangible book value per share as March 31, 2020	$0.49
Increase in net tangible book value per share attributable to the offering
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors participating in the offering		$
If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value after this offering would increase to approximately $      per share, representing an increase to existing stockholders of approximately $      per share, and there would be an immediate dilution of approximately $      per share to new investors in this offering at the public offering price.
The number of shares of Common Stock to be outstanding after this offering, as set forth above, is based on 36,130,355 shares of Common Stock outstanding as of March 31, 2020, which amount excludes:
•
5,418,865 aggregate shares of our Common Stock issuable upon the exercise of stock options outstanding under our LTIP and our 2006 LTIP as of March 31, 2020, at a weighted-average exercise price of  $6.16 per share, 3,258,410 options of which were exercisable as of such date;

•
230,004 shares of our Common Stock underlying non-vested restricted stock units outstanding under our LTIP, not including restricted stock units that will only vest upon a “Change of Control,” as defined in our LTIP, as of March 31, 2020;

•
7,818,738 shares of our Common Stock reserved for future awards under our LTIP as of March 31, 2020;

•
2,241,950 Change of Control restricted stock units, which would only vest upon a Change of Control to the Company, as defined in our LTIP; and

•
689,388 shares of our Common Stock sold under our at-the-market facility since March 31, 2020.

To the extent outstanding options are exercised at prices per share that are less than the prices paid by investors in this offering, or shares of Common Stock issued upon the vesting of outstanding restricted stock units, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020 on:
•
An actual basis; and

•
An adjusted basis to give effect to the sale of           shares of Common Stock by us in this offering at the public offering price of  $      per share, less the underwriting discounts and estimated offering expenses payable by us.

You should read the information in this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes incorporated by reference in this prospectus supplement and in the accompanying prospectus.
	As of March 31, 2020 (unaudited)
	Actual	Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$26,389	$
Long-term debt	$15,088	$
Stockholders’ equity
Common stock: $0.001 par value; 100,000,000 shares authorized, 36,130,355 shares issued and outstanding actual and shares issued and outstanding as adjusted	36,130	$
Preferred stock: $0.001 par value; 5,000,000 shares authorized, -0- shares issued and outstanding	—		—
Additional paid-in capital	212,384
Accumulated other comprehensive income	1,136
Accumulated deficit	(192,242)
Total Stockholders’ Equity	$21,314	$
Total Capitalization	$36,402	$
The number of shares of Common Stock to be outstanding after this offering, as set forth above, is based on 36,130,355 shares of Common Stock outstanding as of March 31, 2020, which amount excludes:
•
5,418,865 aggregate shares of our Common Stock issuable upon the exercise of stock options outstanding under our LTIP and our 2006 LTIP as of March 31, 2020, at a weighted-average exercise price of  $6.16 per share, 3,258,410 options of which were exercisable as of such date;

•
230,004 shares of our Common Stock underlying non-vested restricted stock units outstanding under our LTIP, not including restricted stock units that will only vest upon a “Change of Control,” as defined in our LTIP, as of March 31, 2020;

•
7,818,738 shares of our Common Stock reserved for future awards under our LTIP as of March 31, 2020;

•
2,241,950 Change of Control restricted stock units, which would only vest upon a Change of Control to the Company, as defined in our LTIP; and

•
689,388 shares of our Common Stock sold under our at-the-market facility since March 31, 2020.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of our Common Stock issued pursuant to this offering by a non-U.S. holder (as defined below) as of the date hereof. Except where noted, this summary deals only with Common Stock that is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
A “non-U.S. holder” means a person (other than a partnership) that is not, for U.S. federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.
This summary is based upon provisions of the Code, and U.S. Treasury regulations promulgated thereunder, administrative rulings, procedures and other guidance of the Internal Revenue Service and judicial decisions, all in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxes that may be relevant to you, such as the Medicare contribution tax on net investment income or the alternative minimum tax, and does not deal with U.S. federal non-income tax, foreign, state, local or other tax considerations that may be relevant to you in light of your particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax considerations relevant to you if you are subject to special treatment under the U.S. federal income tax laws (including without limitation if you are a bank, insurance company or other financial institution, a tax-exempt organization, a controlled foreign corporation, a passive foreign investment company or a corporation that accumulates earnings to avoid U.S. federal income tax, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting, a real estate investment trust or regulated investment company, a former citizen or long-term resident of the U.S., or a person that holds our Common Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income tax considerations relevant to the purchase, ownership or disposition by you of our Common Stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.
Dividends
Distributions on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S.

federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the Common Stock, but not below zero. Any remaining excess will be treated as capital gain subject to the rules discussed under “— Gain on Disposition of Common Stock.”
Dividends paid to a non-U.S. holder of our Common Stock generally will be subject to gross-basis withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to withholding, provided certain certification and disclosure requirements are satisfied. Instead, such dividends will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder of our Common Stock who wishes to claim the benefit of an applicable income tax treaty rate and to avoid backup withholding, as discussed below, for dividends on our Common Stock will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.
A non-U.S. holder of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized on the disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or other fixed base of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular U.S. federal income tax rates applicable to such holder as if it were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to any dividends paid on our Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.
Withholding under FATCA may also apply to payments to a foreign entity of gross proceeds from the sale, exchange or disposition of property that can produce United States-source interest or dividends, such as our Common Stock. However, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, the preamble to such proposed U.S. Treasury Regulations provides that applicable withholding agents may rely on the proposed regulations until final regulations are issued.
You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Common Stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Common Stock set forth opposite its name below. Cowen and Company, LLC and SVB Leerink LLC are the representatives of the underwriters.
Underwriter	Number of Shares
Cowen and Company, LLC
SVB Leerink LLC
Total
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares.   We have granted to the underwriters an option to purchase up to           additional shares of Common Stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.
Discounts and Commissions.   The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $250,000 and are payable by us. We have agreed to reimburse the underwriters for expenses of up to an aggregate of  $125,000 for the fees and expenses of counsel to the underwriters and up to an aggregate of  $10,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc., or FINRA. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discount
Proceeds, before expenses, to CytoSorbents
The underwriters propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of Common Stock to securities dealers at the public offering price less a concession not in excess of  $    per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts.   The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Stabilization.   In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Common Stock while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of shares of Common Stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in their option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of their option. If the underwriters sell more shares than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Common Stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering.
This lock-up provision applies to Common Stock and to securities convertible into or exchangeable or exercisable for Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition, The exceptions permit us, among other things and subject to restrictions, to:

(a) issue Common Stock or options pursuant to employee benefit plans, (b) issue Common Stock upon exercise of outstanding options or warrants (c) issue securities in connection with acquisitions or similar transactions, or (d) file registration statements on Form S-8. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement and (d) enter into any trading plan providing for the sale of Common Stock that meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any Common Stock during the “lock-up” period. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.
The representatives, in their sole discretion, may release our Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our Common Stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request. In the event of such a release or waiver for one of our directors or officers, the representatives shall provide us with notice of the impending release or waiver at least three business days before the effective date of such release or waiver and we will announce the impending release or waiver by issuing a press release at least two business days before the effective date of the release or waiver.
Canada.   The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom.   In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”) in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Switzerland.   The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area.   In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong.   The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
B.   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
C.   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
B.   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel.   In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of Common Stock under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our Common Stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered Common Stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued Common Stock; (iv) that the shares of Common Stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Shares.   A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
WithumSmith+Brown, PC, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cytosorbents.com. Our website is not a part of this prospectus and is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in our registration statement in accordance with the SEC’s rules and regulations. You should review the information contained in any exhibits filed to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36792) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020;

•
The information contained in our Definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of stockholders filed with the SEC on April 20, 2020, to the extent incorporated by reference in Part III of the Form 10-K;

•
Current Reports on Form 8-K filed with the SEC on January 2, 2020, March 3, 2020, April 16, 2020, April 17, 2020, April, 20, 2020 (both filings), April 27, 2020, April 30, 2020 (both filings), May 4, 2020, May 12, 2020, June 4, 2020, June 11, 2020, June 26, 2020, and July 20, 2020 (except, with respect to such reports, portions deemed to be furnished and not filed); and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 17, 2014, including any amendments, reports or exhibits filed for the purpose of updating such description.

We will provide without charge to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:
7 Deer Park Drive, Suite K Monmouth
Junction, New Jersey 08852
Attn: Kathleen P. Bloch, CFO
Phone: (973) 329-8885

PROSPECTUS

$150,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants and Units

We may offer from time to time in one or more offerings up to an aggregate of $150,000,000 of the common stock, preferred stock, debt securities, warrants or units described in this prospectus, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities, as identified in the applicable prospectus supplement.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.
We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 38 of this prospectus.
Our common stock is listed on the Nasdaq Capital Market under the symbol “CTSO.” The last reported sale price of our common stock on the Nasdaq Capital Market on July 25, 2018 was $12.35 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 10 of this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. You must not rely upon any other information or representation.
This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.
This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
This prospectus includes our trademarks and trade names, such as “CytoSorb,” “CytoSorb XL,” “BetaSorb,” “ContrastSorb,” “DrugSorb,” “HemoDefend” and “VetResQ,” which are protected under applicable intellectual property laws and are the property of CytoSorbents Corporation and its subsidiaries. This prospectus also contains the trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ™,®, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or the “Company” refer to CytoSorbents Corporation, a Delaware corporation, and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.
We are a leader in critical care immunotherapy, investigating and commercializing our CytoSorb blood purification technology to reduce deadly uncontrolled inflammation in hospitalized patients around the world, with the goal of preventing or treating multiple organ failure in life-threatening illnesses and cardiac surgery. Organ failure is the cause of nearly half of all deaths in the intensive care unit (“ICU”), with little to improve clinical outcome. CytoSorb, our flagship product, is approved in the European Union (“EU”) as a safe and effective extracorporeal cytokine filter and is designed to reduce the “cytokine storm” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the mortality is extremely high, yet no effective treatments exist. In addition, CytoSorb can be used in other inflammatory conditions such as cardiac surgery, autoimmune disease flares, and potentially for cancer, cytokine release syndrome in cancer immunotherapy, and cancer cachexia, a common syndrome that affects cancer patients, where cytokines play a major role in the cause of inflammation. CytoSorb has been used globally in more than 40,000 human treatments to date. Our purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. We have numerous products under development based upon this unique blood purification technology. As of March 31, 2018, the technology is protected by 15 issued and 2 allowed but not yet issued U.S. patents, multiple issued foreign patents and multiple applications pending both in the U.S. and internationally. Our intellectual property consist of composition of matter, materials, methods of production, systems incorporating the technology and multiple medical uses with expiration dates ranging from 2 to 15 years.
In March 2011, CytoSorb, as an extracorporeal cytokine filter indicated for use in clinical situations where cytokines are elevated, was “CE marked” in the EU, allowing for commercial marketing. The CE mark demonstrates that a conformity assessment has been carried out and the product complies with the Medical Devices Directive. The goal of CytoSorb is to prevent or treat organ failure by reducing cytokine storm and the potentially deadly systemic inflammatory response syndrome (“SIRS”) in diseases such as sepsis, trauma, burn injury, acute respiratory distress syndrome, pancreatitis, liver failure, and many others. Organ failure is the leading cause of death in the ICU, and remains a major unmet medical need, with little more than supportive care therapy (e.g., mechanical ventilation, dialysis, vasopressors, fluid support, etc.) as treatment options. By potentially preventing or treating organ failure, CytoSorb may improve clinical outcome, including survival, while reducing the need for costly ICU treatment, thereby potentially saving significant healthcare costs.
Our CE mark enables CytoSorb to be sold throughout all 28 countries of the EU. In addition, many countries outside the EU accept CE mark approval for medical devices, but may also require registration with or without additional clinical studies. The broad approved indication enables CytoSorb to be used “on-label” in diseases where cytokines are elevated including, but not limited to, critical illnesses such as those mentioned above, autoimmune disease flares, cancer cachexia, and many other conditions where cytokine-induced inflammation plays a detrimental role.
Cytokines are small proteins that normally stimulate and regulate the immune response. However, in certain diseases, particularly life-threatening conditions commonly seen in the ICU, such as sepsis and infection, trauma, acute respiratory distress syndrome (“ARDS”), severe burn injury, liver failure, and acute pancreatitis, cytokines are often produced in vast excess — a condition often called cytokine storm. Left unchecked, this cytokine storm can lead to a severe maladaptive SIRS that can then cause cell death, multiple organ dysfunction syndrome, and multiple organ failure. Failure of vital organs such as the heart, lungs, and kidneys, accounts for nearly half of all deaths in the ICU, despite the wide availability of supportive care therapies, or “life support,” such as dialysis, mechanical ventilation, extracorporeal membrane oxygenation, and vasopressors. By replacing the function of failed organs, these supportive care therapies can initially help to keep patients alive, but do not help patients recover faster, and in many cases can increase the risk of dangerous complications. Unlike these supportive care therapies, the goal of the CytoSorb cytokine filter is to proactively prevent or treat organ failure by reducing cytokine storm and reducing the maladaptive SIRS response. In doing so, CytoSorb targets the reduction in the severity of patient illness and the need for intensive care, while potentially improving clinical outcome and saving healthcare costs.
As part of the CE mark approval process, we completed our randomized, controlled, European Sepsis Trial amongst 14 trial sites in Germany in 2011, with enrollment of 100 patients with sepsis and respiratory failure. The trial established that CytoSorb was sufficiently safe in this critically-ill population, and that it was able to broadly reduce key cytokines in the blood of these patients. We plan to conduct larger, prospective studies in septic patients in the future to confirm the European Sepsis Trial findings.
In addition to CE mark approval, we also achieved ISO 13485:2003 Full Quality Systems certification, an internationally recognized quality standard designed to ensure that medical device manufacturers have the necessary comprehensive management systems in place to safely design, develop, manufacture and distribute medical devices in the EU. We manufacture CytoSorb at our manufacturing facilities in New Jersey for sale and for additional clinical studies. We also established a dedicated reimbursement code for CytoSorb in Germany and a reimbursement path for CytoSorb in Austria.
From September 2011 through June 2012, we began a controlled market release of CytoSorb in select geographic territories in Germany, with the primary goal of preparing for commercialization of CytoSorb in Germany in terms of manufacturing, reimbursement, logistics, infrastructure, marketing, contacts, and other key issues.
In late June 2012, following the establishment of our wholly owned European subsidiary, CytoSorbents Europe GmbH, we began the commercial launch of CytoSorb in Germany with the hiring of Dr. Christian Steiner as Vice President of Sales and Marketing and three additional sales representatives. The fourth quarter of 2012 represented the first full quarter of direct sales with the full sales team in place. During this period, we expanded our direct sales efforts to include both Austria and Switzerland. At the end of 2017, we had hundreds of KOLs in our commercialized territories worldwide in critical care, cardiac surgery, and blood purification, who were either using CytoSorb or supporting its use in clinical practice or clinical trials.
In March 2016, we established CytoSorbents Switzerland GmbH, a wholly-owned subsidiary of CytoSorbents Europe GmbH, to conduct marketing and direct sales in Switzerland. This subsidiary began operations during the second quarter of 2016. In 2017, we further expanded our direct sales efforts into Belgium and Luxemburg. As of May 1, 2018, our European sales, marketing and clinical support team included 19 direct sales people, one contract sales person, and 15 sales support staff.
We have complemented our direct sales efforts with sales to distributors and/or corporate partners. In 2013, we reached agreements with distributors in the United Kingdom, Ireland, Turkey, Russia and the Netherlands. In 2014, we announced distribution of CytoSorb in the Middle East, including Saudi Arabia, the United Arab Emirates, Kuwait, Qatar, Bahrain, and Oman (the Gulf Cooperative Council) and Yemen, Iraq, and Jordan through an exclusive agreement with Techno Orbits. In December 2014, we entered into an exclusive agreement with Smart Medical Solutions S.R.L., to distribute CytoSorb for critical care applications in Romania and the neighboring Republic of Moldova. In 2015, we announced exclusive distribution agreements with Aferetica SRL to distribute CytoSorb in Italy, AlphaMedix Ltd. to distribute CytoSorb in Israel, TekMed Pty Ltd. to distribute CytoSorb in Australia and New Zealand, and Hoang Long Pharma to distribute CytoSorb in Vietnam. In June 2016, we announced an exclusive distribution agreement with Palex Medical SA to distribute CytoSorb in Spain and Portugal. In September 2016, we announced an exclusive agreement with Armaghan Salamat Kish Group (Arsak) to distribute CytoSorb in Iran. In October 2016, we announced an exclusive agreement with Foxx Medical Chile SpA to distribute CytoSorb in Chile. In July 2017, we announced an exclusive agreement with Droguería, Ramón, González, Revilla (DRGR) S.A. to distribute CytoSorb in Panama.
We have been working to expand the number and scope of our strategic partnerships. In September 2013, we entered into a strategic partnership with Biocon Ltd. (“Biocon”), India’s largest biopharmaceuticals company, with an initial distribution agreement for India and select emerging markets, under which Biocon has the exclusive commercialization rights for CytoSorb initially focused on sepsis. In October 2014, the partnership with Biocon was expanded to include all critical care applications and cardiac surgery. In addition, Biocon committed to higher annual minimum purchases of CytoSorb to maintain distribution exclusivity and committed to conduct and publish results from multiple investigator initiated studies and patient case studies. In December 2017, the Biocon partnership was further expanded to include exclusive distribution of CytoSorb in Malaysia. Under the terms of the agreement, Biocon has committed to minimum annual purchases in Malaysia to maintain exclusivity this territory. In addition, the term of the original agreement was extended to December 2022
In December 2014, we entered into a multi-country strategic partnership with Fresenius Medical Care AG & Co KGaA (“Fresenius”) to commercialize the CytoSorb therapy. Under the terms of this agreement, Fresenius has exclusive rights to distribute CytoSorb for critical care applications in France, Poland, Sweden, Denmark, Norway, and Finland. The partnership allows Fresenius to offer an innovative and easy way to use blood purification therapy for removing cytokines in patients that are treated in the ICU. To promote the success of CytoSorb, Fresenius agreed to also engage in the ongoing clinical development of the product. This includes the support and publication of a number of small case series and patient case reports as well as the potential for future larger, clinical collaborations. Fresenius launched the product in these six countries in May 2016. In January 2017, the Fresenius partnership was expanded. The terms of the revised three-year agreement extend Fresenius’ exclusive distributorship of CytoSorb for all critical care applications in their existing territories through 2019 and include guaranteed minimum quarterly orders and payments, evaluable every one and a half years. In addition, we have entered into a new comprehensive co-marketing agreement with Fresenius. Under the terms of the agreement, CytoSorbents and Fresenius will jointly market CytoSorb to Fresenius’ critical care customer base in all countries where CytoSorb is being actively commercialized. CytoSorb will continue to be sold by our direct sales force or through our international network of distributors and partners, while Fresenius will sell all ancillary products to their customers. Fresenius will also provide a written endorsement of CytoSorb for use with their multiFiltrate and multiFiltratePRO acute care dialysis machines that can be used by us and our distribution partners to promote CytoSorb worldwide. Training and preparation for this co-marketing program began in five initial countries in late 2017 and is continuing, with implementation of the co-marketing program in additional countries planned for the future.
In September 2016, we entered into a multi-country strategic partnership with Terumo Cardiovascular Group (“Terumo”) to commercialize CytoSorb for cardiac surgery applications. Under the terms of the agreement, Terumo has exclusive rights to distribute the CytoSorb cardiopulmonary bypass (“CPB”) procedure pack for intra-operative use during cardiac surgery in France, Sweden, Denmark, Norway, Finland and Iceland. Terumo launched the product in these six countries in December 2016.
In March 2017, we entered into a partnership with Dr. Reddy’s Laboratories Ltd. (“Dr. Reddy’s”) for the South African market. Under the terms of the agreement, Dr. Reddy’s has the exclusive right to distribute CytoSorb for intensive care, cardiac surgery, and other hospital applications in South Africa. This is a multi-year agreement and is subject to annual minimum purchases of CytoSorb to maintain exclusivity.
Overall, we have established either direct sales or distribution (via distributors or strategic partners) of CytoSorb in 45 countries worldwide. Registration of CytoSorb is typically required in each of these countries prior to active commercialization. With CE mark approval, this can be typically achieved within several months in EU countries. Outside of the EU, the process is more variable and can take several months to more than a year due to different requirements for documentation and clinical data. Variability in the timing of registration affects the initiation of active commercialization in these countries, which affects the timing of expected CytoSorb sales. We actively support all of our distributors and strategic partners in the product registration process. We cannot generally predict the timing of these registrations, and there can be no guarantee that we will ultimately achieve registration in countries where we have established distribution. For example, in August 2014 we announced exclusive distribution of CytoSorb in Taiwan with Hemoscien Corporation (“Hemoscien”). However, in March 2015, due to the complexity we encountered with Taiwanese product registration, we elected to terminate our agreement with Hemoscien. Outside of the EU, CytoSorb is actively being commercialized in Turkey, India, Australia, New Zealand, Russia, South Africa, Serbia, Norway, Vietnam, Chile, Iceland, Saudi Arabia and Panama. We cannot guarantee that we will generate meaningful sales in the countries where we have established registration, due to other factors such as market adoption and reimbursement. We are currently actively evaluating other potential distributor and strategic partner networks in other major countries that accept CE mark approval.
The market focus for CytoSorb is the prevention or treatment of organ failure in life-threatening conditions, including commonly seen illnesses in the ICU such as infection and sepsis, trauma, burn injury, ARDS, and others. Severe sepsis and septic shock, a potentially life-threatening systemic inflammatory response to a serious infection, accounts for approximately 10% to 20% of all ICU admissions and is one of the largest target markets for CytoSorb. Sepsis is a major unmet medical need with no approved products in the U.S. or Europe to treat it. As with other critical care illnesses, multiple organ failure is the primary cause of death in sepsis. When used with standard of care therapy, that includes antibiotics, the goal of CytoSorb in sepsis is to reduce excessive levels of cytokines and other inflammatory toxins, to help reduce the SIRS response and either prevent or treat organ failure.
Concurrent with our commercialization plans, we intend to conduct or support additional clinical studies in sepsis, cardiac surgery, and other critical care diseases where CytoSorb could be used, such as ARDS, trauma, severe burn injury, acute pancreatitis, and in other acute conditions that may benefit by the reduction of cytokines in the bloodstream. Some examples include the prevention of post-operative complications of cardiac surgery (cardiopulmonary bypass surgery) and damage to organs donated for transplant prior to organ harvest. We intend to generate additional clinical data to expand the scope of clinical experience for marketing purposes, to increase the number of treated patients, and to support potential future publications.
We have completed a single arm, dose ranging trial in Germany amongst several clinical trial sites to evaluate the safety and efficacy of CytoSorb when used 24 hours per day for seven days, each day with a new device and are conducting final statistical analysis of the data. Patients are being stratified for age, cytokine levels, and co-morbid illnesses in this matched pairs analysis. These additional dosing data are intended to help clinicians with additional treatment options for CytoSorb, help support the positive clinical data from our first European Sepsis Trial, and help shape the trial protocol for a pivotal sepsis study.
In addition, we now have more than 60 investigator-initiated studies planned, enrolling or completed in Germany, Austria, Switzerland, the Netherlands, Hungary, the United Kingdom, India, and the U.S. Approximately 20 of these studies are currently enrolling patients. Others have been completed. These trials, which are funded and supported by well-known university hospitals and KOLs, are the equivalent of Phase II clinical studies. They have provided and will continue to provide invaluable information regarding the success of the device in the treatment of sepsis, cardiac surgery, trauma, and many other indications, and if successful, will be integral in helping to drive additional usage and adoption of CytoSorb.
In addition to sepsis and other critical care applications, cardiac surgery is an important application for CytoSorb in the European market. There are approximately one million cardiac surgery procedures performed annually in the U.S. and EU combined including, for example, coronary artery bypass graft surgery, valve replacement surgery, heart and lung transplant, congenital heart defect repair, aortic reconstruction, and left ventricular assist device (“LVAD”) implantation. Cardiac surgery can result in inflammation and the production of high levels of inflammatory cytokines, as activation of complement, and cause hemolysis, leading to the release of toxic plasma free hemoglobin. These can lead to post-operative complications such as respiratory failure, circulatory failure, and acute kidney injury. CytoSorb has a unique competitive advantage as the only cytokine and free hemoglobin removal technology that can be used during the operative procedure and can be easily installed in a bypass circuit in a heart-lung machine without the need for an additional pump. Direct cytokine and hemoglobin removal with CytoSorb enables it to replace the existing market for leukoreduction filters in cardiac surgery that attempt to indirectly reduce cytokines by capturing cytokine-producing leukocytes — an inefficient and suboptimal approach.
In February 2015, the U.S. Food and Drug Administration (the “FDA”) approved our Investigational Device Exemption (“IDE”) application to commence a planned U.S. cardiac surgery feasibility study called REFRESH I (REduction of FREe Hemoglobin) amongst 20 patients and three U.S. clinical sites. The FDA subsequently approved an amendment to the protocol, expanding the trial to be a 40 patient randomized controlled study (20 treatment, 20 control) in eight clinical centers. REFRESH I represented the first part of a larger clinical trial strategy intended to support the approval of CytoSorb in the U.S. for intra-operative use during cardiac surgery.
The REFRESH I study was designed to evaluate the safety and feasibility of CytoSorb when used intra-operatively in a heart-lung machine to reduce plasma free hemoglobin (“pfHb”) and cytokines in patients undergoing complex cardiac surgery. The study was not powered to measure effect on clinical outcomes. The length, complexity and invasiveness of these procedures cause hemolysis and inflammation, leading to high levels of plasma free hemoglobin, cytokines, activated complement, and other substances. These inflammatory mediators are correlated with the incidence of serious post-operative complications such as kidney injury, renal failure and other organ dysfunction. The goal of CytoSorb is to actively remove these inflammatory and toxic substances as they are being generated during the surgery and reduce complications. Enrollment was completed with 46 patients. A total of 38 patients were evaluable for pfHb and completed all aspects of the study.
The primary safety and efficacy endpoints of the study were the assessment of serious device related adverse events and the change in plasma free hemoglobin levels, respectively. On October 5, 2016, we announced positive top-line safety data. In addition, following a detailed review of all reported adverse events in a total of 46 enrolled patients, the independent Data Safety Monitoring Board (“DSMB”) found no serious device related adverse events with the CytoSorb device, achieving the primary safety endpoint of the trial. In addition, the therapy was well-tolerated and technically feasible, implementing easily into the cardiopulmonary bypass circuit without the need for an additional external blood pump. This study represents the first randomized controlled trial demonstrating the safety of intra-operative CytoSorb use in patients undergoing high risk cardiac operations.
Investigators of the REFRESH I trial submitted an abstract with data, including free hemoglobin data, from the REFRESH I trial which was selected for a podium presentation at the American Association of Thoracic Surgery conference on May 1, 2017. On May 5, 2017, we announced additional REFRESH I data, including data from the study on the reduction of pfHb and activated complement and disclosed that investigators of the study have submitted a manuscript of the REFRESH I trial for publication.
In December 2017, the FDA approved our IDE application for our REFRESH 2-AKI study. The REFRESH 2-AKI study is a pivotal trial designed to provide the key safety and efficacy data needed to support United States regulatory approval for the use of CytoSorb in cardiac surgery, which we are planning to pursue via the premarket approval pathway. The IDE approval allows us to aggressively move forward with our clinical trial sites to complete the final steps prior to the official start of the study. The REFRESH 2-AKI pivotal study will assess the effectiveness of intraoperative CytoSorb blood treatment on postoperative acute kidney injury (“AKI”), the primary endpoint of the study and one of the most common adverse events in patients undergoing complex cardiac surgery. The REFRESH 2-AKI trial is a randomized, controlled, multi-center, clinical trial designed to evaluate intraoperative CytoSorb use as a therapy to reduce the incidence and severity of AKI, as measured by Kidney Disease Improving Global Outcomes (“KDIGO”) criteria, following complex cardiac surgery. The trial will enroll up to 400 patients at increased risk of cardiovascular surgery associated AKI, undergoing elective, non-emergent open heart surgery for either valve replacement, or aortic reconstruction with hypothermic cardiac arrest. We have initiated discussions with previous trial sites that participated in the REFRESH I study that are familiar with the CytoSorb device and intraoperative use during CPB. We believe using sites that previously participated in REFRESH I will accelerate the process of site startup and launch of REFRESH 2. In April 2018, we announced first patient enrollment into the pivotal U.S. REFRESH 2-AKI trial. We are ramping the trial and working to add additional centers experienced in the conduct of clinical trials in complex cardiac surgery. We anticipate that this study will take at least two years to complete, and could take longer if enrollment challenges or other factors causing delays are encountered.
The German government is funding a 250 patient, multi-center randomized, controlled study (“REMOVE”) using CytoSorb during valve replacement open heart surgery in patients with infective endocarditis. The study enrolled its first patient in January 2018.

We have been successful in obtaining technology development contracts from governmental agencies such as the National Institutes of Health and the U.S. Department of Defense, including the Defense Advanced Research Projects Agency (“DARPA”), the U.S. Army, U.S. Special Operations Command, and others.
In January 2017, we launched VetResQ™ for the United States veterinary market, following registration with the FDA. VetResQ is a broad spectrum blood purification adsorber designed to help treat deadly inflammation and toxic injury in animals with critical illnesses such as septic shock, toxic shock syndrome, severe systemic inflammation, toxin-mediated diseases, pancreatitis, trauma, liver failure, and drug intoxication. Based upon cumulative studies, VetResQ is capable of reducing a broad range of excessive inflammatory mediators and toxins that could otherwise cause direct tissue injury or serious systemic inflammation that can rapidly lead to instability, organ failure, and death. VetResQ is manufactured in the United States for the treatment of cats, dogs, horses, and animals of comparable size. VetResQ is compatible with standard hemodialysis, continuous renal replacement therapy, and hemoperfusion blood pumps. VetResQ is available only for veterinary animal usage and is not for human use. We do not expect VetResQ to be significant source of revenue for us in the near term.
In addition to CytoSorb and VetResQ, we are developing other products utilizing our adsorbent polymer technology that have not yet received regulatory approval including HemoDefend, CytoSorb-XL, ContrastSorb, DrugSorb, BetaSorb, and others. The HemoDefend technology platform is a development-stage blood purification system that can remove contaminants in transfused blood products, with the goal of reducing potentially fatal transfusion reactions and improving the quality of blood. CytoSorb-XL is a development-stage, next-generation product to CytoSorb, adding endotoxin removal capability to cytokine, exotoxin, and other inflammatory mediator removal. ContrastSorb is designed to remove intravenous radiocontrast (IV contrast), that is administered during interventional radiology procedures, for example, coronary angiograms for heart disease, and computed tomography (CT scans) or computer axial tomography imaging (CAT scans) that can cause kidney failure in high risk patients, for example, those with pre-existing kidney disease, diabetes, hypertension, congestive heart failure, and who are of old age. DrugSorb is designed to remove toxic drugs from blood, such as in drug overdose. The BetaSorb filter was designed for use with renal replacement therapy in end-stage renal disease patients, to remove mid-molecular weight toxins that are not adequately removed by hemodialysis or hemofiltration. BetaSorb is not the current focus of our near-term commercialization plans. With the exception of HemoDefend, all of these products are known medically as hemoperfusion devices. During hemoperfusion, blood is removed from the body via a catheter or other blood access device, perfused through a filter medium where toxic compounds are removed, and returned to the body. Hemoperfusion, along with hemodialysis and hemofiltration, are the three major forms of blood purification.
HemoDefend is a development-stage blood purification technology platform designed to safeguard and protect the blood supply. Continued development of the product is being supported through a $1.5 Phase II SBIR contract funded by the National Heart, Lung and Blood Institute, a division of the NIH, and U.S. Special Operations Command. We seek to license the HemoDefend platform and have not yet received regulatory approval in any markets. HemoDefend consists of a mixture of proprietary porous polymer beads that target the removal of contaminants that can cause transfusion reactions or cause disease in patients receiving the tens of millions of transfused blood products administered worldwide each year. These contaminants include, for example, foreign antibodies, antigens, cytokines, free hemoglobin, bioactive lipids, toxins, drugs, and other inflammatory mediators that either were from the donor or accumulated during blood storage. The goal of the HemoDefend technology is to reduce these contaminants in transfused blood products to reduce transfusion reactions, to keep new blood fresh, and to improve the quality and safety of blood.
The HemoDefend beads are intended to be used in multiple configurations, including as a common in-line filter between the blood bag and the patient as well as a patent-pending “Beads in a Bag” treatment configuration, where the beads are placed directly into a blood storage bag. Once blood is put into this bag, the beads begin to automatically remove contaminants from the blood, and are designed to continue purifying blood throughout the entire blood storage period. The use of neutrally buoyant beads eliminates the need for mixing and is compatible with current blood storage conditions. Integrated filters in the bag prevent beads from leaving the bag during the transfusion process. The base polymer meets ISO 10993 standards for biocompatibility, hemocompatibility, genotoxicity, cytotoxicity, acute sensitivity and complement activation and can therefore directly contact blood for extended periods of time. In addition, the beads are inert and stable at a wide range of temperatures, and do not contain any antibodies, biologics, ligands, or drugs. Because of this, the beads have a very long shelf life that is consistent with blood storage bag manufacturing standards. No special equipment or handling is required, making it well-suited for mainstream and military applications, as well as for use in less developed countries that are not well-equipped to test and process blood products.
CytoSorb-XL is a development-stage, porous polymer bead technology that combines lipopolysaccharide endotoxin removal with the robust cytokine, toxin, and inflammatory mediator reduction achieved by CytoSorb. CytoSorb-XL and its novel endotoxin binding chemistry is the subject of a broad composition of matter patent application, intended to protect the technology worldwide for the next two decades. In a head-to-head comparison with the leading endotoxin adsorber, Toraymyxin (Toray, Japan), CytoSorb-XL matched the level of endotoxin reduction in an in vitro plasma recirculation system on a comparable volume basis. CytoSorb-XL is expected to replace stand-alone endotoxin specific filters by offering superior performance in the removal of not just endotoxin, but a much broader array of inflammatory mediators that drive uncontrolled deadly inflammation, organ failure, and death in sepsis. The expected market for CytoSorb-XL is similar in size and scope as for CytoSorb.
ContrastSorb is a development-stage blood purification technology that is being optimized for the removal of IV contrast from blood in order to prevent contrast-induced nephropathy (“CIN”). CIN is the acute loss of renal function within the first 48 hours following IV contrast administration. An estimated 65 million CT scans are performed worldwide with IV contrast each year to enhance the images and make it easier to identify anatomic structures. IV contrast is also administered during vascular interventional radiology procedures and angiography of blood vessels in the brain, heart, limbs, and other parts of the body to diagnose and treat atherosclerosis (narrowing of blood vessels due to cholesterol deposits), vascular injury, aneurysms, etc. For example, an estimated 10 million coronary angiograms are performed worldwide each year to diagnose and treat coronary artery disease by placing coronary stents, performing balloon angioplasty, or atherectomy (removal of plaque in arteries). The reported risk of CIN in patients undergoing contrast enhanced CT scans has been reported to be 2% to 13%. For coronary intervention, the risk has been estimated to be as high as 20% to 30% in high risk patients with pre-existing renal insufficiency, long-term diabetes, hypertension, congestive heart failure, and older age. The use of low osmolar IV contrast, hydration of patients pre-procedure, orally administration of N-acetylcysteine, and other agents to prevent CIN have demonstrated modest benefit in some clinical studies, but in many cases, the results across studies have been equivocal and inconsistent. In high risk patients, the direct removal of IV contrast from the blood with ContrastSorb to prevent CIN represents a potentially more effective alternative.
DrugSorb is a development-stage blood purification technology that is capable of removing a wide variety of drugs and chemicals from blood, as a potential treatment for drug overdose, drug toxicity, toxic chemical exposure, use in high-dose regional chemotherapy, and other applications. It has demonstrated extremely high single pass removal efficiency of a number of different drugs that exceeds the extraction capability of hemodialysis or other filtration technologies. It is similar in action to activated charcoal hemoperfusion cartridges that have been available for many years, but has the advantage of having inherent biocompatibility and hemocompatibility without coatings, and can be easily customized for specific agents.
Our BetaSorb device is intended to remove beta2, -microglobulin and other mid-molecular weight toxins from the blood of patients suffering from chronic kidney failure who rely on long term dialysis therapy to sustain their life. Standard high-flux hemodialysis is very effective in removing small uremic toxins, but much less effective in removing these mid-molecular weight toxins that functional kidneys normally remove. BetaSorb utilizes an adsorbent polymer packed into a similarly shaped and constructed cartridge as utilized for our CytoSorb product, although the polymers used in the two devices are physically different, with one optimized for short-term critical care use and the other specifically designed for the needs of long-term chronic usage. The BetaSorb device also incorporates industry standard connectors at either end of the device, which connect directly into the extra-corporeal circuit (bloodlines) in series with a dialyzer. To date, we have manufactured the BetaSorb device on a limited basis for testing purposes, including for use in clinical studies.
We initially identified end stage renal disease as the target market for our polymer-based adsorbent technology. However, during the development of BetaSorb, we identified several applications for our adsorbent technology in the treatment of critical care patients. As a result, we shifted our priorities to pursue critical care applications (such as for the treatment of sepsis) for our technology given that the potential for usage of BetaSorb in chronic conditions such as end stage renal disease is anticipated to have a longer and more complex regulatory pathway. We may pursue our BetaSorb product in the future after the commercialization of the CytoSorb device. At such time as we determine to proceed with our proposed BetaSorb product, if ever, we will need to conduct additional clinical studies using the BetaSorb device and obtain separate regulatory approval in Europe and/or the U.S.
We have conducted clinical studies using our BetaSorb device in patients with chronic kidney failure, which have provided valuable data that underpin the development of the critical care applications for our technology. The BetaSorb device has been used in a total of four human pilot studies, involving 20 patients, in the U.S. and Europe. The studies included approximately 345 treatments, with some patients using the device for up to 24 weeks (in multiple treatment sessions lasting up to four hours, three times per week) in connection with the application of our products to patients suffering from chronic kidney failure.
Corporate History
We were originally organized as a Delaware limited liability company in August 1997 as Advanced Renal Technologies, LLC. We changed our name to RenalTech International, LLC in November 1998, and to MedaSorb Technologies, LLC in October 2003. In December 2005, MedaSorb Technologies, LLC converted from a limited liability company to a corporation. CytoSorbents Corporation was incorporated in Nevada on April 25, 2002 as Gilder Enterprises, Inc., and was originally engaged in the business of installing and operating computer networks that provided high-speed access to the Internet. On June 30, 2006, we disposed of our original business, and, pursuant to an Agreement and Plan of Merger, acquired all of the stock of MedaSorb Technologies, Inc., a Delaware corporation, in a merger, and the business of MedaSorb Technologies, Inc. became our business. Following the merger, in July 2006, we changed our name to MedaSorb Technologies Corporation. In November 2008, we changed the name of our operating subsidiary from MedaSorb Technologies, Inc. to CytoSorbents, Inc. In May 2010, we finalized the name change of MedaSorb Technologies Corporation to CytoSorbents Corporation. On October 28, 2014, we changed the name of our operating subsidiary from CytoSorbents, Inc. to CytoSorbents Medical, Inc.
On December 3, 2014, we effected a twenty-five-for-one (25:1) reverse split of our common stock. As a result of this reverse stock split, shares of our common stock outstanding were reduced by approximately 96%. Immediately after the reverse stock split, pursuant to an Agreement and Plan of Merger dated December 3, 2014, we changed our state of incorporation from the State of Nevada to the State of Delaware by merging with and into our recently formed, wholly-owned Delaware subsidiary. At the effective time of the merger, (i) we merged with and into our Delaware subsidiary, (ii) our separate corporate existence in Nevada ceased to exist, (iii) the Delaware subsidiary became the surviving corporation, (iv) the certificate of incorporation, as amended and restated, and the bylaws of the Delaware subsidiary became our certificate of incorporation and bylaws, and (v) each share of our common stock outstanding immediately prior to the effective time was converted into one fully-paid and non-assessable share of our common stock as a Delaware corporation. The reverse stock split, the merger and the Agreement and Plan of Merger were approved by our Board of Directors and stockholders representing a majority of our then-outstanding common stock. All references to “us,” “we,” or the “Company,” on or after December 3, 2014, refer to CytoSorbents Corporation, a Delaware corporation.
Our executive offices are located at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852, and our telephone number is (732) 329-8885. Our website address is http://www.cytosorbents.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.cytosorbents.com, or at any other website address, as part of, or incorporating it by reference into, this prospectus or any accompanying prospectus supplement or related free writing prospectus.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent annual report on Form 10-K, or any updates in our quarterly reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to our Business and our Industry
We have a history of losses and expect to incur substantial future losses, and the report of our auditor on our consolidated financial statements expresses substantial doubt about our ability to continue as a going concern.
We have experienced substantial operating losses since inception. As of March 31, 2018, we had an accumulated deficit of approximately $155,295,000, which included net losses of approximately $2,982,000 and $1,525,000 for the three months ended March 31, 2018 and 2017, respectively. Due in part to these losses, our audited consolidated financial statements have been prepared assuming we will continue as a going concern, and the auditors’ report on those financial statements express substantial doubt about our ability to continue as a going concern. Our losses have resulted principally from costs incurred in the research and development of our polymer technology and general and administrative expenses. We intend to conduct significant additional research, development, and clinical study activities which, together with expenses incurred for the establishment of manufacturing arrangements and a marketing and distribution presence and other general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to achieve profitability will depend, among other things, on continued adoption and usage of our products in the market, obtaining additional regulatory approvals in markets not covered by the CE mark, establishing sales and marketing arrangements with third parties, satisfactory reimbursement in key territories, and raising sufficient funds to finance our activities. No assurance can be given that our product development efforts will be successful, that our current CE mark will enable us to achieve profitability, that additional regulatory approvals in other countries will be obtained, that any of our products will be manufactured at a competitive cost and will be of acceptable quality, that reimbursement will be available or satisfactory, that we will be able to achieve profitability or that profitability, if achieved, can be sustained, or our ability to raise additional capital when needed or on terms acceptable to us. Our failure with respect to any or all of these matters would have a material adverse effect on our business, operating results, financial condition and prospects.
We will require additional capital in the future to fund our operations.
As of March 31, 2018, we had current assets of approximately $24,515,000, including cash on hand of approximately $21,090,000 and current liabilities of approximately $3,986,000. For the three months ended March 31, 2018, our cash burn was approximately $2,600,000. Our current and historical cash burn is not necessarily indicative of our future use of cash and cash equivalents.
We will require additional financing in the future in order to complete additional clinical studies and to support the commercialization of our proposed products. There can be no assurance that we will be successful in our capital raising efforts. The amount of long-term capital needed is expected to depend on many factors, including:
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rate of sales growth and adoption of our products in the marketplace;

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product gross margin;

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continued progress and cost of our research and development programs;

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progress with pre-clinical studies and clinical studies;

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the time and costs involved in obtaining regulatory clearance in other countries and/or for other indications;

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costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

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costs of developing sales, marketing and distribution channels;

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market acceptance and reimbursement of our products; and

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cost for training physicians and other health care personnel.

We have an effective shelf registration statement with the SEC which enables us to raise up to $100 million in equity financing. In November 2015, we entered into a Controlled Equity OfferingSM Sales Agreement (as amended by that certain Amendment No. 1 to Sales Agreement, dated as of July 26, 2018, the “Sales Agreement”) with Cantor Fitzgerald & Co. for the offer and sale of up to an aggregate of $25,000,000 of shares of our common stock. During the three months ended March 31, 2018, we sold a total of 782,328 shares of our common stock at an average price of $7.97 per share, under the terms of the Sales Agreement, generating net proceeds of approximately $6.0 million. From April 1, 2018 through May 2, 2018 we sold an additional 27,088 shares of our common stock at an average price of $8.29 per share, generating net proceeds of approximately $218,000.
On March 29, 2018, we entered into an Amended and Restated Loan and Security Agreement (the “Restated Loan and Security Agreement”) with Bridge Bank, a division of Western Alliance Bank, an Arizona corporation (the “Bank”), which amended and restated, in its entirety, the Loan and Security Agreement, dated as of June 30, 2016 (the “Prior Loan and Security Agreement”), previously in effect between us and the Bank. Under the Restated Loan and Security Agreement, the Bank agreed to loan us up to an aggregate of $15 million, to be disbursed in two tranches: (1) one tranche of $10 million, which was funded on the Closing Date (as defined in the Restated Loan and Security Agreement) and used to refinance our outstanding indebtedness under the Prior Loan and Security Agreement, and (2) a second tranche of $5 million, which may be disbursed at our request prior to March 31, 2019, provided certain conditions are met.
Despite the foregoing, we expect we will require additional financing in the future. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.
In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.
Although historically we have been a research and development company, we are in the process of commercializing our products. There can be no assurance that we will be successful in developing and expanding commercial operations or balancing our research and development activities with our commercialization activities.
We have historically been engaged primarily in research and development activities and have generated limited revenues to date. With the launch of our CytoSorb product in the EU and abroad, there can be no assurance that we will be able to successfully manage the balance of our research and development operations with our planned commercial enterprise. Potential investors should be aware of the problems, delays, expenses and difficulties frequently encountered by an enterprise in balancing development, which include unanticipated problems relating to testing, product registration, regulatory compliance and manufacturing, with commercialization, which includes problems with market adoption, reimbursement, marketing problems and additional costs. Our products and product candidates will require significant additional research and testing, and we will need to overcome significant regulatory burdens prior to commercialization in other countries, such as the U.S., and for ongoing compliance for our CE mark. We will also need to raise additional funds to complete additional clinical studies and obtain regulatory approvals in other countries before we can begin selling our products in markets not covered by our CE mark. In addition, we may be required to spend significant funds on building out our commercial operations. There can be no assurance that after the expenditure of substantial funds and efforts, we will successfully develop and commercialize any products, generate any significant revenues or ever achieve and maintain a substantial level of sales of our products.
If users of our products are unable to obtain adequate reimbursement from third-party payers, or if reimbursement is not available in specific countries, or if new restrictive legislation is adopted, market acceptance of our products may be limited and we may not achieve anticipated revenues.
The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, the future revenues and profitability of our potential customers, suppliers and collaborative partners, and the availability of capital. For example, in certain foreign markets, pricing or profitability of medical devices is subject to government control. In the United States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of medical devices and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of these proposals could materially harm our business, financial condition and results of operations.
Our ability to commercialize our products will depend in part on the extent to which appropriate reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as health maintenance organizations (“HMOs”). Third-party payers are increasingly challenging the prices charged for medical care. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and medical devices, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for our products. The cost containment measures that health care payers and providers are instituting and the effect of any health care reform could materially harm our ability to operate profitably.
Outside of the United States, reimbursement systems vary significantly by country. Many foreign markets often have a combination of government-managed and privately-managed healthcare systems that govern reimbursement for medical devices and related procedures. Socialized medicine is common in the EU, and reimbursement and the pricing of medical devices is often subject to governmental control. Application for reimbursement, subsequent approvals, if any, and pricing negotiations with governmental authorities can take considerable time after a device has been CE marked. Private insurance has similar challenges. CytoSorb is currently reimbursed in Germany under government-funded insurance, and in other countries may be covered under the DRG, or “lump sum payment” reimbursement, or other generalized reimbursement for acute care medical products. We are continuously working to obtain or improve upon the type and amount of reimbursement available to us in countries where CytoSorb is available, and as we attempt to move from an existing reimbursement platform to a new reimbursement platform, we may experience interruptions and/or reductions in the amount available for reimbursement. Because of this, there can be no assurance that new reimbursement will be obtained or that existing reimbursement will continue or that such reimbursement will be sufficient to adequately cover the cost of the device or treatment. As a result, our future revenues, profitability and access to capital may be negatively affected by any interruption or reduction in amounts of reimbursement. We plan to seek reimbursement for our product in other EU and non-EU countries to help further adoption. There can be no assurance when, or if, this additional reimbursement might be approved.
We depend upon key personnel who may terminate their employment with us at any time.
As of July 25, 2018, we had 101 full-time and part-time employees as well as several consultants and temporary employees. Our success will depend to a significant degree upon the continued services of our key management team and advisors, including, Dr. Phillip P. Chan, our Chief Executive Officer; Kathleen P. Bloch, our Chief Financial Officer; Vincent Capponi, our Chief Operating Officer, and

Dr. Eric R. Mortensen, our Chief Medical Officer. Although these individuals have long-term employment and consulting agreements, there can be no assurance that key management personnel or other members of our management team and advisors will continue to provide services to us. In addition, our success will depend on our ability to attract and retain other highly skilled personnel. We may be unable to recruit such personnel on a timely basis, if at all. Management and other employees may voluntarily terminate their employment with us at any time. The loss of services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays in development or approval of our products, loss of sales and diversion of management resources.
Acceptance of our medical devices in the marketplace is uncertain, and failure to achieve market acceptance will prevent or delay our ability to generate revenues.
Our future financial performance will depend, at least in part, upon the introduction and customer acceptance of our products. Even with CE mark approval for our CytoSorb device as a cytokine filter, our products and product candidates may not achieve market acceptance in the countries that recognize and accept the CE mark. Additional approvals from other regulatory authorities (such as the FDA) will be required before we can market our device in countries not covered by the CE mark. There is no guarantee that we will be able to achieve additional regulatory approvals, and even if we do, our products may not achieve market acceptance in the countries covered by such approvals. The degree of market acceptance will depend upon a number of factors, including:
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the receipt of regulatory clearance of marketing claims for the uses that we are developing;

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the establishment and demonstration of the advantages, safety and efficacy of our polymer technology;

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pricing and reimbursement policies of government and third-party payers such as insurance companies, health maintenance organizations and other health plan administrators;

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competition;

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our ability to attract corporate partners, including medical device companies, to assist in commercializing our products; and

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our ability to effectively market our products.

Physicians, patients, payers or the medical community in general may be unwilling to accept, utilize or recommend any of our products. Approval of our CytoSorb device as a cytokine filter as well as the data we have gathered in our clinical studies to support device usage in this indication may not be sufficient for market acceptance in the medical community. We may also need to conduct additional clinical studies to gather additional data for marketing purposes. If we are unable to obtain regulatory approval or commercialize and market our products when planned, we may not achieve any market acceptance or generate revenue.
If we are unable to obtain and maintain patent protection for our products and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and product candidates similar or identical to ours, and our ability to successfully commercialize our products and product candidates may be adversely affected.
Our commercial success will depend, in part, on our ability to obtain and maintain patent protection in the United States and other countries with respect to our products and product candidates. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our products and product candidates that are important to our business. We cannot be certain that patents will be issued or granted with respect to applications that are currently pending or that we apply for in the future with respect to one or more of our products and product candidates, or that issued or granted patents will not later be found to be invalid and/or unenforceable.
The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, distribution partners, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.
The patent position of medical device companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued, and even if issued, the patents may not meaningfully protect our products or product candidates, effectively prevent competitors and third parties from commercializing competitive products or otherwise provide us with any competitive advantage. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative products in a non-infringing manner.
Changes in the patent laws, implementing regulations or interpretation of the patent laws in the United States and other countries may also diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States, and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions.
We cannot be certain that our patents and patent rights will be effective in protecting our products, product candidates and technologies. In addition, certain of our existing patents expire between 2020 and 2033. Failure to protect such assets may have a material adverse effect on our business, operations, financial condition and prospects.
We may face litigation from third parties claiming that our products infringe on their intellectual property rights, or seek to challenge the validity of our patents.
Our future success is also dependent in part on the strength of our intellectual property, trade secrets and know-how, which have been developed from years of research and development. In addition to the “Purolite” litigation discussed below, we may be exposed to additional future litigation by third parties seeking to challenge the validity of our rights based on claims that our technologies, products or activities infringe the intellectual property rights of others or are invalid, or that we have misappropriated the trade secrets of others.
Since our inception, we have sought to contract with large, established manufacturers to supply commercial quantities of our adsorbent polymers. As a result, we have disclosed, under confidentiality agreements, various aspects of our technology with potential manufacturers. We believe that these disclosures, while necessary for our business, have resulted in the attempt by potential suppliers to improperly assert ownership claims to our technology in an attempt to gain an advantage in negotiating manufacturing rights.
We previously engaged in discussions with the Brotech Corporation and its affiliate, Purolite International, Inc. (collectively referred to as “Purolite”), which had demonstrated a strong interest in being our polymer manufacturer. For a period of time beginning in December 1998, Purolite engaged in efforts to develop and optimize the manufacturing process needed to produce our polymer products on a commercial scale. However, the parties eventually decided not to proceed. In 2003, Purolite filed a lawsuit against us asserting, among other things, co-ownership and co-inventorship of certain of our patents. On September 1, 2006, the United States District Court for the Eastern District of Pennsylvania approved a Stipulated Order and Settlement Agreement under which we and Purolite agreed to the settlement of the action. The Settlement Agreement provides us with the exclusive right to use our patented technology and proprietary know how relating to adsorbent polymers for a period of 18 years. Under the terms of the Settlement Agreement, we have agreed to pay Purolite royalties of 2.5% to 5% on the sale of certain of our products if and when those products are sold commercially.
Several years ago we engaged in discussions with the Dow Chemical Company, which had indicated a strong interest in being our polymer manufacturer. After a Dow representative on our Advisory Board resigned, Dow filed and received several patents naming our former Advisory Board member as an inventor. In management’s view, the Dow patents improperly incorporate our technology and should not have been granted to Dow. The existence of these Dow patents could result in a potential dispute with Dow in the future. In the event such a dispute arises, we may be forced to spend significant time and resources to defending our position. There can be no assurances that such efforts will be successful and not have a material adverse effect on our business, operating results, financial condition and prospects.
The expiration or loss of patent protection may adversely affect our future revenues and operating earnings.
We rely on patent, trademark, trade secret and other intellectual property protection in the discovery, development, manufacturing, and sale of our products and product candidates. In particular, patent protection is important in the development and eventual commercialization of our products and product candidates. Patents covering our products and product candidates normally provide market exclusivity, which is important in order for our products and product candidates to become profitable.
Certain of our patents expire between 2020 and 2033. While we are seeking additional patent coverage which may protect the technology underlying these patents, there can be no assurances that such additional patent protection will be granted, or if granted, that these patents will not be infringed upon or otherwise held enforceable. Even if we are successful in obtaining a patent, patents have a limited lifespan. In the United States, the natural expiration of a utility patent typically is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our products and product candidates, we may be open to competition from generic versions of such methods and devices.
We have commenced the process of seeking regulatory approvals of our products and product candidates, but the approval process involves lengthy and costly clinical studies and is, in large part, not in our control. The failure to obtain government approvals, internationally or domestically, for our products and product candidates, or to comply with ongoing governmental regulations could prevent, delay or limit introduction or sale of our products and result in the failure to achieve revenues or maintain our operations.
CytoSorb has already achieved marketing authorization in the EU under the CE marking process and the Medical Devices Directive. It is manufactured at our manufacturing facility in New Jersey under ISO 13485 Full Quality Systems certification. The manufacturing and marketing of our products will be subject to extensive and rigorous government regulation in the EU, as well as in the U.S. and in other countries. In the U.S. and other countries, the process of obtaining and maintaining required regulatory approvals is lengthy, expensive, and uncertain. There can be no assurance that we will ever obtain the necessary additional approvals to sell our products in the United States or other non-EU countries. Even if we do ultimately receive FDA approval for any of our products, we will be subject to extensive ongoing regulation. While we have received approval from our Notified Body to apply the CE mark to our CytoSorb device, we will be subject to extensive ongoing regulation and auditing requirements to maintain the CE mark.
Our products will be subject to international regulation as medical devices under the Medical Devices Directive. In Europe, which we expect to provide the initial market for our products, the Notified Body and Competent Authority govern, where applicable, development, clinical studies, labeling, manufacturing, registration, notification, clearance or approval, marketing, distribution, record keeping, and reporting requirements for medical devices. Different regulatory requirements may apply to our products depending on how they are categorized by the Notified Body under these laws. Current international regulations classify our CytoSorb device as a Class IIb device. Even though we have received CE mark certification of the CytoSorb device, there can be no assurance that we will be able to continue to comply with the required annual auditing requirements or other international regulatory requirements that may be applicable. In addition, there can be no assurance that government regulations applicable to our products or the interpretation of those regulations will not change. The extent of potentially adverse government regulation that might arise from future legislation or administrative action cannot be predicted. There can be no assurances that reimbursement will be granted or that additional clinical data will be required to establish reimbursement.

We have conducted limited clinical studies of our CytoSorb device. Clinical and pre-clinical data is susceptible to varying interpretations, which could delay, limit or prevent additional regulatory clearances.
To date, we have conducted limited clinical studies on our CytoSorb product. There can be no assurance that we will successfully complete additional clinical studies necessary to receive additional regulatory approvals in markets not covered by the CE mark. While studies conducted by us and others have produced results we believe to be encouraging and indicative of the potential efficacy of our products and technology, data already obtained, or in the future obtained, from pre-clinical studies and clinical studies do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical studies. Moreover, pre-clinical and clinical data are susceptible to varying interpretations, which could delay, limit or prevent additional regulatory approvals. A number of companies in the medical device and pharmaceutical industries have suffered significant setbacks in advanced clinical studies, even after promising results in earlier studies. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of the device, resulting in delays to commercialization, and could materially harm our business. Even though we have received approval to apply the CE mark to our CytoSorb device as a cytokine filter, there can be no assurance that we will be able to receive approval for other potential applications of CytoSorb, or that we will receive regulatory clearance from other targeted regions or countries.
We rely extensively on research and testing facilities at various universities and institutions, which could adversely affect us should we lose access to those facilities. At the same time, relationships with these individuals and entities are the subject of heightened scrutiny and may present the potential for future healthcare enforcement risk.
Although we have our own research laboratories and clinical facilities, we collaborate with numerous institutions, universities and commercial entities to conduct research and studies of our products. We currently maintain a good working relationship with these parties. However, should the situation change, the cost and time to establish or locate alternative research and development facilities could be substantial and delay gaining CE mark for other potential applications of our products, our other product candidates or technologies, and/or FDA approval and commercializing our products. In addition, our interactions, communications, and financial relationships with these individuals and entities present future healthcare enforcement risks.
We are and will be exposed to product liability risks, and clinical and preclinical liability risks, which could place a substantial financial burden upon us should we be sued.
Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical devices. We cannot be sure that claims will not be asserted against us. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.
We cannot give assurances that we will be able to continue to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against potential liabilities. Claims or losses in excess of any product liability insurance coverage that we may obtain could have a material adverse effect on our business, financial condition and results of operations.
Certain university and other relationships are important to our business and may potentially result in conflicts of interests.
Dr. John Kellum and others are critical care advisors and consultants of ours and are associated with institutions such as the University of Pittsburgh Medical Center. Their association with these institutions may currently or in the future involve conflicting interests in the event they or these institutions enter into consulting or other arrangements with competitors of ours.

We have limited manufacturing experience, and once our products are approved, we may not be able to manufacture sufficient quantities at an acceptable cost, or without shut-downs or delays.
In March 2011, we received approval from our Notified Body to apply the CE mark to our CytoSorb device for commercial sale as a cytokine filter. We also achieved ISO 13485:2003 Full Quality Systems certification, an internationally recognized quality standard designed to ensure that medical device manufacturers have the necessary comprehensive management systems in place to safely design, develop, manufacture and distribute medical devices in the EU. We manufacture CytoSorb at our manufacturing facilities in New Jersey for sale in the EU and for additional clinical studies. Manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices (“cGMP”). As such, we are subject to continual review and periodic inspections to assess compliance with cGMP as required by our International notified body and those FDA regulations governing companies that export medical products for sale outside the United States. Accordingly, we must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control. We have limited experience in establishing, supervising and conducting commercial manufacturing. If we or the third-party manufacturers of our products fail to adequately establish, supervise and conduct all aspects of the manufacturing processes, we may not be able to commercialize our products.
While we currently believe we have established sufficient production capacity to supply potential near term demand for the CytoSorb device, we will need to scale up and increase our manufacturing capabilities in the future. No assurance can be given that we will be able to successfully scale up our manufacturing capabilities or that we will have sufficient financial or technical resources to do so on a timely basis or at all.
Due to our limited marketing, sales and distribution experience, we may be unsuccessful in our efforts to sell our products.
We expect to enter into agreements with third parties for the commercial marketing, and distribution of our products. There can be no assurance that parties we may engage to market and distribute our products will:
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satisfy their financial or contractual obligations to us;

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adequately market our products; or

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not offer, design, manufacture or promote competing products.

If for any reason any party we engage is unable or chooses not to perform its obligations under our marketing and distribution agreement, we would experience delays in product sales and incur increased costs, which would harm our business and financial results.
Our results of operations can be significantly affected by foreign currency fluctuations and regulations.
A significant portion of our revenues is currently derived in the local currencies of the foreign jurisdictions in which our products are sold. Accordingly, we are subject to risks relating to fluctuations in currency exchange rates. In the future, and especially as we further expand our sales efforts in international markets, our customers will increasingly make payments in non-U.S. currencies. Fluctuations in foreign currency exchange rates could affect our revenues, operating costs and operating margins. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. We cannot predict the effect of future exchange rate fluctuations on our operating results.
If we are unable to convince physicians and other health care providers as to the benefits of our products, we may incur delays or additional expense in our attempt to establish market acceptance.
Broad use of our products may require physicians and other health care providers to be informed about our products and their intended benefits. The time and cost of such an educational process may be substantial. Inability to successfully carry out this education process may adversely affect market acceptance of our products. We may be unable to educate physicians regarding our products in sufficient numbers or in a timely manner to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds towards physician education before any acceptance or demand for our products is created, if at all.
The market for our products is rapidly changing and competitive, and new devices and drugs, which may be developed by others, could impair our ability to maintain and grow our business and remain competitive.
The medical device and pharmaceutical industries are subject to rapid and substantial technological change. Developments by others may render our technologies and products noncompetitive or obsolete. We also may be unable to keep pace with technological developments and other market factors. Technological competition from medical device, pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us.
Our business could be harmed by adverse economic conditions in Germany, our primary geographical market, or by economic and/or political instability in the EU caused by Brexit, or other factors.
For the three months ended March 31, 2018, we derived a majority of our net product sales from sales in Germany. Despite modest European and global growth, there are many economic and political issues that could negatively impact the health of Germany’s economy, the broader EU economy, and the world economy overall. Examples include the uncertainty over the United Kingdom’s intended exit from the EU, also known as “Brexit,” economic instability in a number of EU member countries, and changes in the political leadership in the EU and United States. Germany and other European countries face additional risks to their local economies, some of which include the impact of foreign exchange fluctuations, unemployment, tightening of monetary policy, the economic burden of immigration, diminished liquidity and reliance on debt, the rising cost of healthcare, and other factors. In addition, the German government, insurance companies, health maintenance organizations and other payers of healthcare costs continue to focus on healthcare reform and containment of healthcare costs. We cannot predict whether Germany’s economy will continue to grow or decline consistent with the overall global economy, which decline would negatively impact the demand for medical devices and healthcare technologies generally and lead to reduced spending on the products we provide. In addition, continued healthcare cost containment efforts may result in lower prices and a reduction or elimination of reimbursement for our products. Due to the concentration of our product sales in this country, any of the foregoing may have a negative impact on our revenues, business operations and financial condition.
Our business may be negatively affected if the United States and/or the countries in which we sell our products participate in wars, military actions or are otherwise the target of international terrorism.
Involvement in a war or other military action or international acts of terrorism may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending on healthcare technology, (iii) our inability to effectively market and distribute our products globally or (iv) our inability to access capital markets, our business and results of operations could be materially and adversely affected. We are unable to predict whether acts of international terrorism or the involvement in a war or other military actions by the United States and/or the countries in which we sell our products will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, or financial condition.
We could be adversely affected by violations of the Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.
We are subject to the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and their intermediaries from making payments to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. We are also subject to anti-bribery laws in the jurisdictions in which we operate. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with the FCPA and other anti-bribery laws, there is no assurance that such policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire. We do business in a number of countries in which FCPA violations have recently been enforced. Failure to comply with the FCPA, other anti-bribery laws or other laws governing the conduct of business with foreign government entities, including local laws, could disrupt our business and lead to severe criminal and civil penalties, including imprisonment, criminal and civil fines, loss of our export licenses, suspension of our ability to do business with the federal government, denial of government reimbursement for our products and/or exclusion from participation in government healthcare programs. Other remedial measures could include further changes or enhancements to our procedures, policies, and controls and potential personnel changes and/or disciplinary actions, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We could also be adversely affected by any allegation that we violated such laws.
We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.
Our products are subject to export control and import laws, tariffs, and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of our products must be made in compliance with these laws, tariffs, and regulations. If we fail to comply with these laws, tariffs, and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.
In addition, changes in our products or changes in applicable export or import laws, tariffs, and regulations may create delays in the introduction and sale of our products in international markets or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws, tariffs, and regulations, or change in the countries, governments, persons, products, or technologies targeted by such laws, tariffs, and regulations, could also result in decreased use of our products, or in our decreased ability to export or sell our products to existing or potential customers. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.
Cyberattacks and other security breaches could compromise our proprietary and confidential information which could harm our business and reputation.
In the ordinary course of our business, we generate, collect and store proprietary information, including intellectual property and business information. The secure storage, maintenance, and transmission of and access to this information is important to our operations and reputation. Computer hackers may attempt to penetrate our computer systems and, if successful, misappropriate our proprietary and confidential information including e-mails and other electronic communications. In addition, an employee, contractor, or other third-party with whom we do business may attempt to obtain such information, and may purposefully or inadvertently cause a breach involving such information. While we have certain safeguards in place to reduce the risk of and detect cyber-attacks, our information technology networks and infrastructure may be vulnerable to unpermitted access by hackers or other breaches, or employee error or malfeasance. Any such compromise of our data security and access to, or public disclosure or loss of, confidential business or proprietary information could disrupt our operations, damage our reputation, provide our competitors with valuable information, and subject us to additional costs which could adversely affect our business.

The recently passed Tax Cuts and Jobs Act (the “TCJA”) could adversely affect our business and financial condition.
On December 22, 2017, President Trump signed into law the TCJA, which significantly reforms the Internal Revenue Code. The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses generated after December 31, 2017 to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time and modifying or repealing many business deductions and credits. Federal net operating losses arising in taxable years ending after December 31, 2017 will be carried forward indefinitely pursuant to the TCJA. We continue to examine the impact this tax reform legislation may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our common stock.
Risks Connected to Our Securities
The price of our common stock has been highly volatile due to factors that will continue to affect the price of our stock.
On December 3, 2014, we effected a twenty-five-for-one (25:1) reverse split of our common stock. Immediately after the reverse stock split, we changed our state of incorporation from the State of Nevada to the State of Delaware pursuant to an Agreement and Plan of Merger, dated December 3, 2014, pursuant to which we merged with and into our recently formed, wholly-owned Delaware subsidiary. On December 17, 2014, we received approval for up-listing to the Nasdaq Capital Market (“Nasdaq”), and our common stock began trading on Nasdaq on December 23, 2014 under the symbol “CTSO.” Our common stock closed as high as $7.05 and as low as $6.55 per share between January 1, 2018 and March 31, 2018 on Nasdaq. On July 25, 2018, the closing price of our common stock, as reported on Nasdaq, was $12.35. Historically, medical device company securities such as our common stock have experienced extreme price fluctuations. Some of the factors leading to this volatility include, but are not limited to:
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fluctuations in our operating results;

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announcements of product releases by us or our competitors;

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announcements of acquisitions and/or partnerships by us and our competitors; and

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general market conditions.

There is no assurance that the price of our common stock will not continue to be volatile.
Directors, executive officers and principal stockholders own a significant percentage of the shares of common stock, which will limit your ability to influence corporate matters.
Our directors, executive officers and principal stockholders together beneficially own a significant percentage of the voting control of the common stock on a fully diluted basis. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.
Our Board of Directors may, without stockholder approval, issue and fix the terms of shares of preferred stock and issue additional shares of common stock adversely affecting the rights of holders of our common stock.
On December 3, 2014, we effected a twenty-five-for-one (25:1) reverse split of our common stock. Immediately after the reverse stock split, we changed our state of incorporation from the State of Nevada to the State of Delaware pursuant to an Agreement and Plan of Merger, dated December 3, 2014, pursuant to which we merged with and into our recently formed, wholly-owned Delaware subsidiary. Pursuant to the Agreement and Plan of Merger effecting the merger, we adopted the certificate of incorporation, as amended and restated, and bylaws of our Delaware subsidiary as our certificate of incorporation and bylaws at effective time of the merger. As a result, our certificate of incorporation, as amended and restated, authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Currently, our certificate of incorporation, as amended and restated, which was effective December 3, 2014, authorizes the issuance of up to 50,000,000 shares of common stock, of which approximately 18,579,246 shares remain available for issuance as of July 25, 2018 and may be issued by us without stockholder approval.
Anti-takeover provisions in our charter documents and under Delaware law could prevent or delay transactions that our stockholders may favor and may prevent stockholders from changing the direction of our business or our management.
After giving effect to our merger into our wholly-owned Delaware subsidiary, provisions of our certificate of incorporation, as amended and restated, and bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares, and may also frustrate or prevent any attempt by stockholders to change the direction or management of us. For example, these provisions:
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authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

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eliminate the ability of stockholders to call special meetings of stockholders;

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prohibit stockholder action by written consent; and

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establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

Compliance with changing corporate governance and public disclosure regulations may result in additional expense.
Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations will require an increased amount of management attention and external resources. In addition, prior to the merger, our current management team was not subject to these laws and regulations, as we were a private corporation. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expense and a diversion of management time and attention from revenue-generating activities to compliance activities.
Our common stock is thinly traded on Nasdaq and no assurances can be made about stock performance, liquidity, or maintenance of our Nasdaq listing.
Prior to December 23, 2014, our common stock was quoted on the OTCQB, which provided significantly less liquidity than a securities exchange (such as the New York Stock Exchange or the Nasdaq Stock Market). On December 17, 2014, our common stock was approved for trading on Nasdaq. Beginning on December 23, 2014, our common stock began trading on Nasdaq under the symbol “CTSO.” Although currently listed on Nasdaq, there can be no assurance that we will continue to meet Nasdaq’s minimum listing requirements or that of any other national exchange. In addition, there can be no assurances that a liquid market will be created for our common stock. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop, our common stock may remain thinly traded.

Future sales of our common stock may cause our share price to fall.
In November 2015, we entered the Sales Agreement with Cantor Fitzgerald & Co. to offer shares of our common stock from time to time through “at-the-market” offerings, pursuant to which we offer and sell shares of our common stock for an aggregate offering price of up to $25 million. We are not obligated to make or continue to make any sale of shares of our common stock under the “at-the-market” offerings. Although any sale of securities pursuant to the “at-the-market” offerings will result in a concomitant increase in cash for each share sold, it may result in shareholder dilution and may cause our share price to fall.
Our use of the offering proceeds may not yield a favorable return on your investment.
We currently anticipate that the net proceeds from this offering will be used primarily to fund clinical studies in the United States and abroad, expand production capacity, support our sales and marketing efforts, to further develop our products and for working capital and other general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade or government, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements only provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “predicts,” or the negative thereof, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time for which our existing resources will enable us to fund our operations. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements.
You should read carefully the risks described in the section entitled “Risk Factors” beginning on page  10 of this prospectus, and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus or in any accompanying prospectus supplement or related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.
Any forward-looking statements that we make in this prospectus speak only as of the date of such statements and we undertake no obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of our securities will be used for general corporate purposes, including to fund clinical studies in the United States and abroad, expand production capacity, support our sales and marketing efforts and further develop our products, and we will retain broad discretion with respect to the allocation thereof.
Our preexisting shelf registration statement expires on July 29, 2018. We are filing this registration statement because we believe it is prudent to have an effective shelf registration statement on file with the SEC to preserve flexibility to raise capital if and when needed.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.”
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in the applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our First Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law, or the DGCL, may also affect the terms of these securities.
General
The total number of shares of capital stock that we have authority to issue is 55,000,000, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share, and (iii) 5,000,000 shares of preferred stock, par value per share $0.001.
As of March 31, 2018, there were 29,974,368 shares of common stock issued and outstanding and an additional 4,858,702 shares issuable upon exercise of outstanding options and warrants. Of the 4,858,702 shares of common stock issuable upon exercise of outstanding options and warrants, 1,529,300 shares are issuable to officers and directors of the Company.
As of March 31, 2018, there were no shares of preferred stock issued and outstanding.
Common Stock
Voting.   For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in such holder’s name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our Certificate of Incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.
Dividends.   Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our Board of Directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.
Liquidation.   In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.
Other Rights and Restrictions.   Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.

Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer such holder’s shares of our common stock.
The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.
Listing.   Our common stock is listed on the Nasdaq Capital Market under the symbol “CTSO.”
Transfer Agent and Registrar.   The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
Under our Certificate of Incorporation, we have authority, subject to limitations prescribed by law and without further stockholder approval, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.
Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred stock;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of our preferred stock under the terms of the Underwriting Agreement and this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Warrants
In connection with our March 11, 2014 offering, we issued warrants to purchase 816,000 shares of common stock. These warrants contain certain pricing provisions which apply if we sell or issue common stock or common stock equivalents at a price that is less than the exercise price of the warrants, over the life of the warrants, excluding certain exempt issuances. In addition, these warrants may only be exercised with cash. In April 2017, we closed on an underwritten public offering. The price of this offering was $4.50 per share of common stock which is less than the exercise price of the warrants. Accordingly, the exercise price of the warrants has been reduced to $4.50 per warrant, and the warrant liability was adjusted based upon the change in the underlying exercise price. There was no change in the number of warrants which were repriced. As of March 31, 2018, warrants to purchase 592,000 shares of common stock remain outstanding.
Certain Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certificate of Incorporation and Bylaws Provisions
Board of Directors.   Our Bylaws provide that:
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subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; and

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vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our Board of Directors.
Stockholder Action; Special Meeting of Stockholders.   Our Certificate of Incorporation and Bylaws also provide that:
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stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

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stockholder action may not be taken by written action in lieu of a meeting;

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special meetings of stockholders may be called only by our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors; and

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in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.
Indemnification.   Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by, and in accordance with the provisions of, the DGCL, indemnify each of our directors or officers or employees against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of ours, or is or was serving at the request of us as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified us as authorized therein.
Delaware Anti-Takeover Law
We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our stock.
DESCRIPTION OF DEBT SECURITIES
We may issue from time to time, in one or more offerings, senior or subordinated debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.
The debt securities will be issued under an indenture between us and a trustee, as it may be amended and supplemented from time to time. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you.
DESCRIPTION OF WARRANTS
Please note that in this section references to holders mean those who own warrants registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Book-Entry Procedures and Settlement”.
General
We may offer warrants separately or together with our debt or equity securities.
We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.
The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference” or by contacting the applicable warrant agent.
The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.
Types of Warrants
We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.
Information in the Prospectus Supplement
The prospectus supplement will contain, where applicable, the following information about the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

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whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

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whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

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whether the warrants will be issued in global or non-global form;

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the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

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any other terms of the warrants.

No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.
Additional Information in the Prospectus Supplement for Debt Warrants
In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:
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the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

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the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

No Limit on Issuance of Warrants
The warrant agreements will not limit the number of warrants or other securities that we may issue, except for the limitation of the number of shares authorized.

Modifications
We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.
We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:
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reduce the amount receivable upon exercise, cancellation or expiration;

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shorten the period of time during which the warrants may be exercised;

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otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

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reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.
The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.
Warrant Agreements Will Not Be Qualified under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Enforceability of Rights by Beneficial Owner
Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.
Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.
Governing Law
Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by Delaware law.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
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If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Holders” above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at negotiated prices; or

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a combination of these pricing methods.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
Each time that securities covered by this prospectus are sold, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website at http://www.cytosorbents.com and make available free of charge on this website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made by CytoSorbents Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus and the termination of the offering of the securities:
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our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 8, 2018;

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the information specifically incorporated by reference into our annual report from our definitive proxy statement on Schedule 14A, filed on April 25, 2018;

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our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018;

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our current reports on Form 8-K, filed on March 5, 2018, March 20, 2018, April 4, 2018, May 24, 2018, June 8, 2018 (including both current reports filed on such date), June 14, 2018, June 29, 2018 and July 10, 2018; and

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our description of our common stock contained in the Registration Statement on Form 8-A12B filed with the Securities and Exchange Commission on December 17, 2014.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by writing us at CytoSorbents Corporation, 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852. Our telephone number is (732) 329-8885. A copy of all documents that are incorporated by reference into this prospectus can also be found on our website by accessing http://www.cytosorbents.com.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.
LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CytoSorbents Corporation appearing in CytoSorbents Corporation’s annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of CytoSorbents Corporation’s internal control over financial reporting as of December 31, 2017 have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$40,000,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
CowenSVB Leerink

      , 2020